EXHIBIT 3.1

     F I L E D

  OCT 21 321 PM '80
  SECRETARY OF STATE
 TALLAHASSEE, FLORIDA

                           ARTICLES OF INCORPORATION

                                       OF

                             SOCCER CONCEPTS, INC.

     BARRY I. KAPLAN, the undersigned incorporator, hereby makes, subscribes and acknowledges and files with the Secretary of State of the State of Florida, these Articles of Incorporation for the purpose of forming a corporation for profit in accordance with the laws of the State of Florida.

                                   ARTICLE I

                                      NAME

     The name of this corporation shall be:

                             SOCCER CONCEPTS, INC.

                                   ARTICLE II

                                    DURATION

     The duration of this corporation is perpetual.

                                  ARTICLE III

                                    PURPOSES

     The general nature of the business or businesses to be conducted by this corporation, together with and in addition to those powers conferred by the laws of the State of Florida upon corporations organized under and by virtue of the laws of Florida, shall be as follows:

     (1) To provide consulting and coaching services, technical and tactical assistance with regard to the promotion and development of soccer and soccer skills to individuals, teams, leagues and other entities both within and without the State of Florida and the United States.

     (2) To buy, sell, option, deal in, lease, hold or improve real estate and the fixtures and personal property incident thereto and connected therewith, and with that end in view, to acquire by purchase, lease, hire or otherwise, lands tenements, heredita-

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ments, or any interest therein and to improve the property of the corporation, and to sell, lease, mortgage, rent, pledge, or otherwise dispose of the lands, tenements, hereditaments or other property of the corporation.

     (3) To buy, sell, discount and rediscount notes, drafts, bills of exchange, stocks, bonds, securities and choses of action of all kinds, both as principal and as agent, to also buy and sell liens on real and personal property, and to lend money and accept as security therefor liens or pledges of real and personal property, to also act as agent or trustee of persons and corporations in any and all other matters which can be solicited, negotiated, operated and carried on by an agent.

     (4) To purchase and sell for itself personal property, stocks, bonds, warrants, and notes and to negotiate loans thereon; to acquire, enjoy, purchase, hold, sell and transfer the shares of stock of any corporation incorporated under the laws of the State of Florida or any other state of the United States or qualified to do business in any other state of the United States, or subsequently belonging to the United Nations or qualified to do business in any such nation. To purchase, hold, sell, and transfer shares of its own capital stock provided this corporation shall not purchase its own shares of stock except from the surplus of its assets over its liabilities, including capital; and provided further that shares of its own capital stock owned by the corporation shall not be voted upon directly or indirectly nor counted as outstanding for the purpose of any stockholders' quorum or vote.

     (5) To act as fiscal agent for others, to lend money on notes, bonds, mortgages and commercial securities of all kinds, and while the owner of stock in a corporation, to exercise all the rights of a stockholder therein, to borrow money and secure the payment of same by notes, bonds, drafts or other evidence of indebtedness; to endorse and guarantee the payment of notes and mortgages, and all kinds of indebtedness, and to pledge and mortgage any or all of its

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real estate and personal property for the payment of its own debts or for the debts of others guaranteed by it.

     (6) To borrow money and contract debts necessary for the transaction of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporators, to issue bonds, promissory notes, bills of exchange, debentures or other obligations and evidences of indebtedness payable at a specific time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise or unsecured, for money borrowed or in payment of property purchased or acquired or any other lawful objects.

     (7) To acquire, enjoy, utilize and dispose of patents, copyrights, trademarks and licenses or other rights or interests therein and thereunder and to manufacture, sell and distribute at wholesale or retail all such articles covered by any such patents, copyrights or trademarks.

     (8) To apply and qualify to carry on the general nature of business or businesses as authorized by this corporate charter and/or any amendments hereto in any state of the United States of America.

     (9) To do all and everything necessary and proper for the accomplishment of the objects enumerated in its Articles of Incorporation, or any amendment thereof, or necessary or incidental to the protection or benefit of the corporation; and in addition to the specific powers herein enumerated, have any and all rights, powers and privileges which are, can be or may be granted to corporations incorporated under the laws of the State of Florida, and in that connection to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the Articles of Incorporation or any amendment thereof.

                                      -3-

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                                   ARTICLE IV

                                 CAPITAL STOCK

     The capital stock of the corporation shall be divided into 7,500 shares of common stock with a par value of $1.00 per share, and each share shall entitle the holder thereof to vote at any meeting of the stockholders. All or any part of said capital stock may be paid for in cash, with property or in labor or services, at a valuation to be fixed by the incorporator or by the Board of Directors, at a meeting called for such purpose. All stock when issued shall be fully paid for and shall be non-assessable.

                                   ARTICLE V

                       INITIAL REGISTERED OFFICE AND AGENT

     The street address of the initial registered office of the corporation is 200 Pierce Street, Tampa, Florida, 33602, and the name of the initial Registered Agent of the corporation at that address is Robert E. Morris.

                                   ARTICLE VI

                                   DIRECTORS

     This corporation shall have one (1) director initially. The number of directors may be either increased or diminished from time to time by the by-laws, but shall never be less than one (1). The name and address of the initial director of this corporation is:

                                Barry I. Kaplan
                            13830 Cherry Creek Drive
                              Tampa, Florida 33618

A quorum for the transaction of business shall be a majority of the directors qualified and acting, and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors. The directors may make or amend the By-laws: the meeting of directors may be held within or without the

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State of Florida. A person shall not have to be a stockholder in order to qualify as a director.

                                  ARTICLE VII

                                  INCORPORATOR

     The name and address of the incorporator is:

                                Barry I. Kaplan
                            13830 Cherry Creek Drive
                              Tampa, Florida 33618

     IN WITNESS WHEREOF, I have hereunto set my hand and seal [ILLEGIBLE] and filed the [ILLEGIBLE] Articles of Incorporation [ILLEGIBLE] existing laws of the State of Florida.

                                             /s/ BARRY I. KAPLAN          (SEAL)
                                                 -------------------------------
                                                 BARRY I. KAPLAN - Incorporator

STATE OF FLORIDA       )
                       ) ss
COUNTY OF HILLSBOROUGH )

     I HEREBY CERTIFY that before me, the undersigned officer, personally appeared BARRY I. KAPLAN, to me well known to be the person described in and who executed the foregoing Articles of Incorporation and he acknowledged before me that he executed the same freely and voluntarily for the uses and purposes therein expressed.

     WITNESS my hand and official seal this 14th day of October, 1980.

                                             /s/ [ILLEGIBLE]
                                                 -------------------------------
                                                 Notary Public, State of Florida
                                                             At Large

My Commission Expires:

Notary Public, State of Florida at Large
My Commission Expires [ILLEGIBLE]
----------------------------------------

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                                                                 F I L E D

                                                            OCT. 21 3 22 PM '80

                                                             SECRETARY OF STATE
                                                            TALLAHASSEE, FLORIDA


                  CERTIFICATE DESIGNATING PLACE OF BUSINESS OR
               DOMICILE FOR THE SERVICE OF PROCESS WITHIN FLORIDA
                  NAMING AGENT UPON WHOM PROCESS MAY BE SERVED

     IN COMPLIANCE WITH CHAPTER [ILLEGIBLE] OF THE FLORIDA STATUTES AND SECTION [ILLEGIBLE] FLORIDA STATUTES, THE FOLLOWING IS SUBMITTED.

     FIRST - That SOCCER CONCEPTS, INC., desiring to organize or qualify under the laws of the State of Florida, with its initial registered office at 200 Pierce Street, City of Tampa, State of Florida, has named Robert E. Morris, located at 200 Pierce Street, Tampa, Florida, as its agent to accept service of process within Florida.

                                              /s/ BARRY I. KAPLAN
                                                  ------------------------------
                                                  BARRY I. KAPLAN - Incorporator

                                                             10-14-80
                                                  ------------------------------
                                                               DATE

     HAVING BEEN NAMED TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION, AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY AGREE TO ACT IN THIS CAPACITY AND I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATIVE TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES.

                                              /s/ ROBERT E. MORRIS
                                                  ------------------------------
                                                  ROBERT E. MORRIS

                                                             10-14-80
                                                  ------------------------------
                                                               DATE

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                                  AMENDMENT TO

                           ARTICLES OF INCORPORATION

                                       OF

                             SOCCER CONCEPTS, INC.

     THE UNDERSIGNED, being the sole director of SOCCER CONCEPTS, INC. does hereby amend the Articles of Incorporation of the Company as follows:

                                   ARTICLE IV

                                     SHARES

          The capital stock of this corporation shall consist of 50,000,000 shares, $.001 par value of Common Stock.

     I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on January 21, 1997 and that the number of votes cast was sufficient for approval.

     IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on January 21, 1997.

/s/ BARRY KAPLAN
    -----------------------------------------
    Barry Kaplan, President and Sole Director

     The foregoing instrument was acknowledged before me on January 21, 1997 by Barry Kaplan, who is personally known to me, or who has produced drivers license as identification.

                                        /s/ RICHARD LEON NEWBERG
                                            ------------------------------------
                                            Notary Public

My commission expires:               (SEAL)     RICHARD LEON NEWBERG
                                               COMMISSION # CC 425858
                                                EXPIRES DEC 12, 1998
                                                     BONDED THRU
                                              ATLANTIC BONDING CO., INC.